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                                                                     EXHIBIT 8

                               November 8, 1994




Norwest Financial, Inc.
206 Eighth Street
Des Moines, Iowa 50309


          Re:   Norwest Financial, Inc.
                Registration No. 33-52157


Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3, Registration No. 33-52157 (the "Registration Statement"), in the form in which it was declared effective by the Securities and Exchange Commission, the Prospectus dated March 1, 1994 contained in the Registration Statement (the "Prospectus"), the Prospectus Supplement dated November 8, 1994 supplementing the Prospectus (the "Prospectus Supplement"), and the Current Report on Form 8-K, dated November 8, 1998 (the "Form 8-K") of Norwest Financial, Inc., an Iowa corporation relating to the sale from time to time of up to $500,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series B.

        We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, and consideration of applicable laws, we hereby confirm our opinion set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement.

        We express no opinion as to matters of law in jurisdictions other than the State of New York and the federal law of the United States.
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        We hereby consent to the filing of this opinion as an exhibit to the
Form 8-K and its incorporation by reference in the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,




                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE